UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2016

NICOLET BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street

Green Bay, Wisconsin 54301

(Address of principal executive offices)

 (920) 430-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On September 22, 2016, Nicolet Bankshares, Inc. (“Nicolet”) exited its participation in the Small Business Lending Fund (“SBLF”) by redeeming in full its remaining outstanding Series C Preferred Stock that had been issued to the Secretary of the Treasury in September 2011. The remaining 12,200 shares were redeemed on September 22, 2016 at their liquidation value of $1,000 per share plus accrued dividends through the payoff date, for a total of $12.4 million. Nicolet previously redeemed $12.2 million (12,200 shares), or 50%, of the original outstanding Series C Preferred Stock issued through the SBLF program on September 28, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2016	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Ann K. Lawson Chief Financial Officer